Exhibit (e)(8)

PIMCO FUNDS

PIMCO TOTAL RETURN FUND

JAPAN DEALER SALES CONTRACT

September 24, 2009

This Contract (this “Contract”) is entered into:

Between:	Allianz Global Investors Distributors LLC (“AGID”)
at 1345 Avenue of the Americas, New York, NY 10105

and Nikko Cordial Securities De-merger Preparatory Company Ltd. (on and after October 1, its corporate name will be changed to “Nikko Cordial Securities Inc.; ”“NIKKO”)

    at 3-3-1, Marunouchi, Chiyoda-ku, Tokyo, 100-8325

RECITALS

1. Nikko Cordial Securities Inc. (“Old NIKKO”) will implement a corporate split (the “Corporate Split”) on October 1, 2009 and all of its business (except some minor assets) including the business related to the Japan Dealer Sales Contract between AGID and Old NIKKO as of May 5, 2000 (as amended; the “Old Contract”) will be transferred to NIKKO by the Corporate Split.

2. Old NIKKO will sell all of the shares of NIKKO to Sumitomo Mitsui Banking Corporation (“SMBC”) simultaneously with the Corporate Split (the sale and the Corporate Split are collectively referred to as the “Transaction”) and as a result of the Transaction, the Old Contract will automatically terminate pursuant to Article 13 of the Old Contract.

3. AGID and Old NIKKO intend to transfer the status of Old NIKKO under the Old Contract to NIKKO without any substantial change upon the Transaction.

NOW IT IS AGREED AS FOLLOWS:

1.	Appointment of Distributor in Japan

As general distributor of PIMCO FUNDS (the “Trust”) and PIMCO Total Return Fund

(the “Fund”), AGID hereby appoints NIKKO as Distributor in Japan of Administrative Class Shares issued and to be issued by the Fund (the “Shares”), and NIKKO hereby accepts such appointment, subject to the terms and conditions set forth herein.

2.	Distribution of Shares in Japan

AGID hereby agrees to sell and deliver to NIKKO the Shares, pursuant to NIKKO’s instruction therefor, which are required to fill the subscription orders which may be placed by investors in Japan for the purpose of the public offering of the Shares in Japan (the “Public Offering”) as contemplated under the Japanese Securities Registration Statement of the Fund, filed with the relevant authority in Japan and from time to time up-dated (“Securities Registration Statement”).

NIKKO hereby agrees to distribute in Japan any Shares so delivered to it, by itself or through any handling securities company/companies in Japan (the “Handling Securities Companies”) which shall act as such, in any manner as AGID and NIKKO may agree and determine from time to time, which manner is not inconsistent with the provisions of this Contract, applicable Japanese law, the rules of the Japan Securities Dealers Association (“JSDA”) and the information contained in the most recent Securities Registration Statement and prospectus prepared by and on behalf of the Fund (the “Japanese Prospectus”), both of which are for the purpose of the Public Offering.

It is agreed and understood that the Shares shall be offered for subscription by NIKKO to investors in Japan only but not outside Japan, unless otherwise permitted by AGID.

No Shares shall be distributed by NIKKO in Japan pursuant to any of the provisions hereunder and no orders for the purchase of such Shares hereunder shall be accepted in the U.S. by the Trust or AGID from the investors in Japan (i) if and so long as the effectiveness of the Securities Registration Statement or any necessary amendments thereto shall be suspended pursuant to any of the provisions of the Financial Instruments and Exchange Law of Japan (Law No. 25, 1948, as amended) or (ii) if and so long as the Shares and/or the Fund are determined not to meet the requirements of the Standards of Selection of JSDA with respect to the qualification of foreign investment fund securities for distribution in Japan; provided, however, that nothing contained in this sub-paragraph shall in any way restrict or be applied to or alter the obligation of the Trust or AGID to repurchase Shares from any shareholder in Japan through NIKKO or any Handling Securities Company in accordance with the provisions of the most recent Securities Registration Statement.

AGID agrees to notify NIKKO immediately of the non-acceptance or delay, together with the reasons therefor, if the Trust or AGID, as appropriate, cannot (i) accept orders for the issue or repurchase of Shares after receipt of such order, (ii) deliver Shares or the confirmation of acceptance by AGID of the order in writing in accordance with the provisions of the most recent Securities Registration Statement of (iii) make payment for repurchase of Shares in accordance with the provisions of the most recent Securities Registration Statement.

3.	Public Offering

The Public Offering shall be made by NIKKO in Japan in accordance with the most recent Securities Registration Statement and pursuant to the following particulars:

(i) Number of Shares to be publicly offered:

To be agreed from time to time between AGID and NIKKO, consistent with the most recent Securities Registration Statement.

(ii) Scheduled period of the Public Offering:

The Shares may be publicly offered for subscription in Japan so long as the Securities Registration Statement is from time to time filed and updated by or on behalf of the Fund every 6 months or in such other period to be agreed between AGID and NIKKO in accordance with applicable Japanese law.

4.	Offering Price and Fees

The issue price at which NIKKO may publicly offer and sell the Shares in Japan is an amount equal to the net asset value per Share, as computed from time to time by the Fund in accordance with the provisions of the most recent Securities Registration Statement, subject to any sales charge or account charge imposed by NIKKO which will be borne by the investors in Japan in accordance with the provisions of the most recent Securities Registration Statement.

AGID or the Trust will furnish NIKKO with information on a daily basis regarding the net asset value per Share, and NIKKO agrees to quote such net asset value in connection with any Shares offered for subscription by NIKKO and to report it to (i) JSDA in accordance with the rules of JSDA and (ii) any relevant press in accordance with the then applicable market practice in Japan.

NIKKO shall ensure that each sale is made subject to confirmation by AGID or the Trust of the net asset value per Share computed upon receipt of such order in accordance with the most recent Securities Registration Statement.

There is no sales charge or dealer discount to NIKKO or any other person on the reinvestment of dividends and distributions.

AGID may not provide additional promotional incentives or payments to NIKKO or the Handling Securities Company, unless otherwise agreed between any of them.

5.	Manner of Offering, Selling, Purchasing and Redeeming Shares

NIKKO shall be furnished with the Fund’s latest Securities Registration Statement, Japanese Securities Report, Japanese Semi-Annual Securities Report, Japanese Extraordinary Report and Japanese Prospectus, from time to time updated or filed pursuant to applicable Japanese laws, and such other supplementary sales materials prepared in compliance with Japanese laws and regulations, as NIKKO may reasonably request. NIKKO will offer and distribute, as well as accept an order of redemption from the investor in Japan with respect of the Shares only in accordance with the terms and conditions of the latest Securities Registration Statement and Japanese Prospectus of the Fund, from time to time up-dated pursuant to applicable Japanese laws. Neither NIKKO nor any other person is authorized to give any information or to make any representations other than those contained in such Securities Registration Statement and Japanese Prospectus or in such supplementary sales materials. NIKKO agrees that it will neither (i) use any other offering materials for the Fund without AGID’s prior written consent nor (ii) distribute Shares of the Fund in Japan with special services such as life insurance and pension and/or commodities.

NIKKO hereby agrees:

(i) to exercise its best efforts to find purchasers for the Shares of the Fund,

(ii) to furnish to each person to whom any sale is made a copy of the latest Japanese Prospectus of the Fund at the time of such sale pursuant to applicable Japanese law,

(iii) to transmit to the Trust promptly upon receipt any and all orders received by NIKKO, and

(iv) to pay to the Trust the issue price or to receive from the Trust the redemption price, as the case may be, by telegraphic transfer in accordance with the provisions of the most recent Securities Registration Statement,

If such payment of issue price is not received on such date, the Trust reserves the right, without prior notice, to cancel the sales. In such case, the Trust shall have the right to hold NIKKO responsible for any loss incurred by the Trust or the Fund. If such payment of the redemption price is not received on such date, NIKKO shall have the right to hold AGID responsible for any loss incurred by NIKKO. NIKKO agrees to make an appropriate report to shareholders in Japan with respect to any purchase orders and redemption orders received by NIKKO.

NIKKO shall make all distributions in Japan when the distribution of dividend is made by AGID.

All orders are subject to acceptance or rejection by AGID in its sole discretion, or by the Fund in its sole discretion. AGID agrees to notify NIKKO of any failure to comply with agreed procedures or delay of orders for distribution of Shares. The procedure stated herein relating to the pricing and handling of orders shall be subject to instructions which AGID may forward to NIKKO from time to time.

6.	Preparation of Documents To Be Used in Japan

AGID and NIKKO shall from time to time separately agree as to the matters of the preparation of documents to be used in Japan in accordance with the applicable laws and regulations.

7.	Costs and Expenses

AGID and NIKKO shall from time to time separately agree as to the allocation of costs and expenses incurred under this Contract.

8.	Compliance With Law

NIKKO hereby represents that it will offer and sell the Shares in Japan and that it is licensed and qualified as a financial instruments business operator authorized to offer and sell the Shares under the laws of Japan and the rules of JSDA.

NIKKO agrees that in selling Shares it will comply with all applicable laws, rules and regulations, including those of the United States, and the applicable rules and regulations of any jurisdiction in which NIKKO sells, directly or indirectly, any Shares. NIKKO agrees not to offer for sale or sell the Shares in any jurisdiction other than Japan.

9.	Relationship with Dealers

In offering and selling Shares under this Contract, NIKKO shall be acting as principal and nothing herein shall be construed to constitute NIKKO or any of its agents, employees or representatives as AGID’s agent or employee, or as an agent or employee of the Fund. As general distributor of the Fund, AGID shall have full authority to take such action as AGID may deem advisable in respect of all matters pertaining to the distribution of the Shares. AGID shall not be under any obligation to NIKKO, except for obligations expressly assumed by AGID in this Contract.

10.	Termination

Either party hereto may terminate this Contract, without cause, upon 60 days’ written notice to the other party and, either party may terminate this Contract for cause upon the violation by the other party of any material provision hereof, such termination to become effective on the date such notice of termination is mailed to the party.

Unless sooner terminated, this Contract will continue in effect until one year from the date hereof, and thereafter for successive annual periods, provided that such continuance is specifically approved at least annually by votes of a majority of both (i) the Board of Trustees of the Trust and (ii) those Trustees of the Trust who are not “interested persons” of the Trust (as defined in the U.S. Investment Company Act of 1940) and have no direct or indirect financial interest in the operation of the administrative distribution plan or administrative services plan (each a “Plan”) with respect to the Shares or any agreements related to either Plan (“Independent Trustees”), cast in person at a meeting called for the purpose of voting on the Plan and such related agreements.

This Contract may be terminated and/or sales of Shares of the Fund may be suspended at any time without the payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the voting securities (within the meaning of the U.S. Investment Company Act of 1940) of the Administrative Class shares of the Fund, on 60 days’ written notice. Notice of termination (or non-renewal) of a Plan by the Trustees shall constitute a notice of termination of this Contract with respect to services provided under such Plan.

11.	Distribution and Shareholder Services

NIKKO is hereby authorized and may from time to time undertake to perform services for its customers in connection with investments in the Shares of the Fund, which services may include, but are not limited to: (i) providing facilities to answer questions from prospective investors about the Fund; (ii) receiving and answering correspondence, including requests for Japanese Prospectus; (iii) preparing, printing and delivering Japanese Prospectus and shareholder reports to prospective shareholders; (iv) assisting investors in completing application forms and selecting dividend and other account options; and (v) shareholder services that may include, but are not limited to, the following functions: receiving, aggregating and processing shareholder orders; furnishing shareholder sub-accounting; providing and maintaining elective shareholder services, such as check writing and wire transfer services; providing and maintaining pre-authorized investment plans; communicating periodically with shareholders; acting as the sole shareholder of record and nominee for shareholders; maintaining accounting records for shareholders; answering questions and handling correspondence from shareholders about their accounts; performing similar account administrative services; and providing such other similar services as AGID may reasonably request to the extent NIKKO is permitted to do so under applicable statutes, rules, or regulations.

NIKKO and its employees will, upon request, be available to consult with AGID or its designees concerning the performance of NIKKO’s responsibilities under this Contract. Any person authorized to direct the disposition of monies paid or payable by AGID pursuant to this Contract will provide to AGID and the Trust’s Board of Trustees, and the Trustees will review at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

In addition, NIKKO will furnish to AGID, the Fund and their designees such information as AGID, the Fund or their designees may reasonable request (including without limitation, periodic certifications confirming the rendering of services with respect to Shares described herein), and will otherwise cooperate with AGID, the Fund and their designees (including, without limitation, any auditors designated by the Fund), in the preparation of reports to the Trust’s Board of Trustees concerning this Contract and the monies paid or payable by AGID pursuant hereto, as well as any other reports or filings that may be required by law.

In consideration of the costs and expenses of furnishing the services and facilities provided by NIKKO hereunder, and subject to the limitations of applicable law and regulations, NIKKO will be paid monthly for such costs, expenses or payments at an annual rate of 0.25% of the average daily net assets of the Fund attributable to the Shares which are owned of record by NIKKO as nominee for its customers.

Under no circumstances shall AGID or the Trust be liable to NIKKO or any other person under this Contract as a result of any action by the U.S. Securities and Exchange Commission or Financial Industry Regulatory Authority, Inc. (the “FINRA”) affecting the operation or continuation of a Plan.

The fee rate with respect to the Fund may be prospectively decreased by AGID, in its sole discretion, at any time upon notice to NIKKO.

12.	Indemnification

NIKKO agrees to indemnify and hold harmless AGID, the Trust and the Fund for any loss, liability, claim, damage or expense arising out of or resulting from any failure on the part of NIKKO to comply with any provision or representation in this Contract, or form any sale of the Shares or use of the Securities Registration Statement, the Japanese Prospectus, the Japanese Securities Report, the Japanese Semi-Annual Securities Report, the Japanese Extraordinary Report or supplementary sales materials except as otherwise provided herein.

AGID agrees to indemnify and hold harmless NIKKO for any loss, liability, claim, damage, or expense arising out of or resulting from any failure on the part of AGID to comply with any provision or representation in this Contract, or from any materially misleading information or omission of information in the Securities Registration Statement, the Japanese Prospectus, the Japanese Securities Report, the Japanese Extraordinary Report or supplementary sales materials (except information for which NIKKO is responsible, if any) or other information furnished in written form by or on behalf of AGID or the Fund.

13.	Assignment

This Contract will automatically terminate in the event of its assignment (as such term is defined in the U.S. Investment Company Act of 1940).

14.	Governing Law

This Contract and the rights and obligation of the parties hereunder shall be governed by and construed under the laws of Japan.

15.	Effective Date

This Contract will become effective on October 1, 2009, subject to the completion of the Transaction.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

IN WITNESS WHEREOF, AGID AND NIKKO have caused their duly authorized representatives to execute this Contract on the date stated at the beginning hereof.

Allianz Global Investors Distributors LLC

By: /s/ Steven B. Plump
Name: Steven B. Plump
Title: EVP

Nikko Cordial Securities De-merger Preparatory Company Ltd.

By:
Name:
Title: